EXHIBIT 21.0

                             ALCHEMY HOLDINGS, INC.

                 EXHIBIT PURSUANT TO REGULATION 228.601(B)(21)

                              LIST OF SUBSIDIARIES

NAME OF SUBSIDIARY           STATE OF INCORPORATION          BUSINESS NAME
------------------           ----------------------          -------------

Hawk Maine Power, Inc.              Delaware                      Same

Cigarette Licensing, Inc.           Delaware                      Same

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